Exhibit No. 10.4

AMENDMENT NO. 1

to

CHANGE IN CONTROL AGREEMENT

This Amendment No. 1 (this “Amendment”) is dated effective February 8, 2008 by and between Kristine B. Ponczak (“Executive”) and Rural/Metro Corporation (“Rural/Metro”), and amends the Change in Control Agreement between the parties dated effective March 20, 2007 (the “Original Agreement”).

1.	Reason for this Amendment. The parties acknowledge and agree that it is in their mutual interest to modify the Original Agreement, primarily in recognition of the provisions of Section 409A of the Internal Revenue Code.

2.	Specific changes to the Original Agreement.

a.	The third sentence of Section 4 of the Original Agreement is hereby deleted and replaced with the following sentence:

“However, if your employment with the Company is terminated without “Cause” within two years following a Change of Control or you terminate your employment with the Company for “Good Reason” within two years following a Change of Control, each Existing Option and any other option that you hold will remain exercisable until the earlier of the latest date upon which the option could have expired by its original terms under any circumstances or the tenth anniversary of the original grant date of the option.”

b.	The last two sentences of the first paragraph of Section 5 of the Original Agreement are hereby deleted and replaced with the following two sentences:

“The Benefit Allowance shall be paid on a monthly basis. The cost of providing the unavailable benefit to a similarly situated employee will be determined by Rural/Metro in the exercise of its discretion.”

3.

Miscellaneous. Except as set forth in this Amendment, the Original Agreement remains in full force and effect. Capitalized terms used but not defined in this Amendment shall have the meaning set forth in the Original Agreement. The terms and conditions of this Amendment shall prevail in the event of inconsistency between this Amendment and the Original Agreement, if any.

IN WITNESS WHEREOF, Rural/Metro and Executive have executed this Amendment.

EXECUTIVE	RURAL/METRO CORPORATION

/s/ Kristine B. Ponczak	By:	/s/ Jack Brucker
Kristine B. Ponczak	Jack Brucker
Senior Vice President and Chief Financial Officer	Chief Executive Officer and President

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